QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

[DELOITTE & TOUCHE LLP LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Restoration Hardware, Inc, on Form S-8 of our reports dated March 30, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph related to the restatement described in Note 5), and April 12, 2004 appearing in the Annual Report on Form 10-K of Restoration Hardware, Inc, for the year ended January 31, 2004.

/s/ Deloitte & Touche LLP

San Francisco, California
April 30, 2004

QuickLinks

  Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT